Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA 3rd QUARTER 2009 RESULTS

El Segundo, California, November 3, 2009 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended September 30, 2009. Net income attributable to DaVita Inc. for the three and nine months ended September 30, 2009 was $110.9 million and $313.0 million, or $1.06 per share and $3.00 per share, respectively. This compares to net income attributable to DaVita Inc. for the three and nine months ended September 30, 2008 of $93.9 million and $275.8 million, or $0.89 per share and $2.59 per share, respectively.

Financial and operating highlights include:

•

Cash Flow: For the rolling 12 months ended September 30, 2009 operating cash flow was $713 million and free cash flow was $533 million. For the three months ended September 30, 2009 operating cash flow was $167 million and free cash flow was $125 million.

•

Operating Income: Operating income for the three and nine months ended September 30, 2009 was $245 million and $702 million, respectively, as compared to $222 million and $646 million, respectively, for the same periods of 2008.

•

Volume: Total treatments for the third quarter of 2009 were 4,339,195, or 54,927 treatments per day, representing a per day increase of 6.1% over the third quarter of 2008. Non-acquired treatment growth in the quarter was 5.2% over the prior year’s third quarter.

•

Effective Tax Rate: Our effective tax rate was 37.0% and 37.2% for the three and nine months ended September 30, 2009, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 40.0% for the three and nine months ended September 30, 2009 which was in the range of our previously stated guidance. Our effective tax rate for 2009 is projected to be in the range of 36.5% to 37.5% and our 2009 effective tax rate attributable to DaVita Inc. is still projected to be in a range of 39.5% to 40.5%.

•

Share Repurchases: During the third quarter of 2009, we repurchased a total of 1,108,784 shares of our common stock for $62.4 million, or an average price of $56.25 per share. For the first nine months of 2009 we repurchased a total of 1,853,184 shares of our common stock for $94.4 million, or an average price of $50.93 per share. In addition, we repurchased 1,049,435 shares of our common stock for $59.1 million, or an average price of $56.32 per share, from October 1, 2009 through October 7, 2009. All of these share repurchases were consummated pursuant to previously announced authorizations by our Board of Directors. On October 8, 2009, our Board of Directors authorized an additional $500 million for share repurchases. We have not repurchased any additional shares of our common stock under this authorization. Therefore, the total outstanding authorization for share repurchases is currently $500 million.

•

Center Activity: As of September 30, 2009, we operated or provided administrative services at 1,513 outpatient dialysis centers serving approximately 117,000 patients, of which 1,481 centers are consolidated in our financial statements. During the third quarter of 2009, we acquired four centers, opened 21 new centers, merged five centers, closed one center and provided administrative and management services to one additional third-party owned center.

Outlook

We are raising our operating income guidance range for 2009 from $900-$930 million to $930-$950 million. Also, we may modestly exceed the upper end of our previous operating cash flow guidance of $550-$600 million. Currently we expect our operating income for 2010 to be in the range of $950 million to $1.02 billion. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the third quarter ended September 30, 2009 on November 3, 2009 at 5:00 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, including statements related to our 2009 and 2010 operating income, 2009 operating cash flow and 2009 expected effective tax rate and the expected effective tax rate attributable to DaVita Inc. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates, the variability of our cash flows and the risk factors set forth in our SEC filings, including our Form 10-K for the year ended December 31, 2008 and subsequent quarterly reports on Form 10-Q. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•

a reduction in government payment rates or changes to the structure of payments under the Medicare ESRD program, including the implementation of a bundled payment rate system which result in lower reimbursement for services we provide to Medicare patients,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and compliance with the corporate integrity agreement applicable to the dialysis centers acquired from Gambro Healthcare and assumed in connection with such acquisition, and

•	the resolution of ongoing investigations by various federal and state governmental agencies.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Net operating revenues	$1,573,915	$1,447,135	$4,540,596	$4,199,163
Operating expenses and charges:
Patient care costs	1,095,857	1,005,648	3,153,622	2,909,143
General and administrative	134,931	128,617	394,370	374,581
Depreciation and amortization	56,813	54,970	172,121	160,673
Provision for uncollectible accounts	42,021	37,305	119,990	109,433
Equity investment income	(708)	(1,177)	(1,066)	(654)

Total operating expenses and charges	1,328,914	1,225,363	3,839,037	3,553,176

Operating income	245,001	221,772	701,559	645,987
Debt expense	(45,535)	(54,505)	(140,924)	(168,891)
Other income	999	2,481	3,026	10,331

Income before income taxes	200,465	169,748	563,661	487,427
Income tax expense	74,195	62,010	209,485	175,853

Net income	126,270	107,738	354,176	311,574
Less: Net income attributable to noncontrolling interests	(15,340)	(13,828)	(41,216)	(35,779)

Net income attributable to DaVita Inc.	$110,930	$93,910	$312,960	$275,795

Earnings per share:
Basic earnings per share attributable to DaVita Inc.	$1.07	$0.90	$3.01	$2.61

Diluted earnings per share attributable to DaVita Inc.	$1.06	$0.89	$3.00	$2.59

Weighted average shares for earnings per share:
Basic	104,127,334	104,556,770	103,904,768	105,569,971

Diluted	104,607,318	105,577,823	104,315,019	106,421,184

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$354,176	$311,574
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	172,121	160,673
Stock-based compensation expense	33,850	29,975
Tax benefits from stock award exercises	12,434	10,174
Excess tax benefits from stock award exercises	(8,115)	(5,054)
Deferred income taxes	45,417	56,157
Equity investment income	(1,066)	(654)
Loss on disposal of assets	7,826	9,688
Non-cash debt and non-cash rent charges	7,497	9,971
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(68,235)	(130,022)
Inventories	15,858	(1,248)
Other receivables and other current assets	(2,164)	(28,684)
Other long-term assets	5,641	(12,761)
Accounts payable	(58,995)	(12,800)
Accrued compensation and benefits	20,733	(11,752)
Other current liabilities	(68,383)	29,838
Income taxes	55,226	(3,086)
Other long-term liabilities	(9,702)	3,163

Net cash provided by operating activities	514,119	415,152

Cash flows from investing activities:
Additions of property and equipment	(205,653)	(223,851)
Acquisitions	(64,001)	(77,157)
Proceeds from asset sales	6,256	451
Purchase of investments available for sale	(1,737)	(1,695)
Purchase of investments held-to-maturity	(16,942)	(19,005)
Proceeds from sale of investments available for sale	16,537	5,323
Proceeds from maturities of investments held-to-maturity	16,123	18,728
Distributions received on equity investments	929	802
Purchase of intangible assets and other	(260)	(65)

Net cash used in investing activities	(248,748)	(296,469)

Cash flows from financing activities:
Borrowings	13,924,642	12,937,047
Payments on long-term debt	(13,961,667)	(12,938,297)
Deferred financing costs	(42)	(130)
Purchase of treasury stock	(61,223)	(169,673)
Excess tax benefits from stock award exercises	8,115	5,054
Stock award exercises and other share issuances, net	30,309	33,670
Distributions to noncontrolling interests	(46,888)	(43,391)
Contributions from noncontrolling interests	11,117	13,525
Proceeds from sales of additional noncontrolling interests	7,733	8,422
Purchases from noncontrolling interests	(6,668)	(24,009)

Net cash used in financing activities	(94,572)	(177,782)

Net increase (decrease) in cash and cash equivalents	170,799	(59,099)
Cash and cash equivalents at beginning of period	410,881	447,046

Cash and cash equivalents at end of period	$581,680	$387,947

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

ASSETS	September 30, 2009	December 31, 2008
Cash and cash equivalents	$581,680	$410,881
Short-term investments	20,680	35,532
Accounts receivable, less allowance of $225,931 and $211,222	1,142,861	1,075,457
Inventories	69,014	84,174
Other receivables	235,785	239,165
Other current assets	34,816	33,761
Income tax receivable	—	32,130
Deferred income taxes	223,697	217,196

Total current assets	2,308,533	2,128,296
Property and equipment, net	1,088,446	1,048,075
Amortizable intangibles, net	141,925	160,521
Investments in third-party dialysis businesses	24,011	19,274
Long-term investments	7,567	5,656
Other long-term assets	34,262	47,330
Goodwill	3,932,964	3,876,931

	$7,537,708	$7,286,083

LIABILITIES AND EQUITY
Accounts payable	$256,707	$282,883
Other liabilities	426,856	495,239
Accrued compensation and benefits	314,677	312,216
Current portion of long-term debt	100,677	72,725
Income taxes payable	14,592	—

Total current liabilities	1,113,509	1,163,063
Long-term debt	3,555,853	3,622,421
Other long-term liabilities	100,722	101,442
Alliance and product supply agreement, net	31,980	35,977
Deferred income taxes	304,675	244,884

Total liabilities	5,106,739	5,167,787
Commitments and contingencies
Noncontrolling interests subject to put provisions	292,636	291,397
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 103,232,774 and 103,753,673 shares outstanding)	135	135
Additional paid-in capital	638,253	584,358
Retained earnings	2,202,410	1,889,450
Treasury stock, at cost (31,629,509 and 31,108,610 shares)	(756,157)	(691,857)
Accumulated other comprehensive loss	(7,838)	(14,339)

Total DaVita Inc. shareholders’ equity	2,076,803	1,767,747
Noncontrolling interests not subject to put provisions	61,530	59,152

Total equity	2,138,333	1,826,899

	$7,537,708	$7,286,083

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2009
	September 30, 2009	June 30, 2009	September 30, 2008
1. Consolidated Financial Results:
Revenues	$1,574	$1,519	$1,447	$4,541
Operating income	$245.0	$236.0	$221.8	$701.6
Operating income margin	15.6%	15.5%	15.3%	15.5%
Net income attributable to DaVita Inc.	$110.9	$105.8	$93.9	$313.0
Diluted earnings per share attributable to DaVita Inc.	$1.06	$1.02	$0.89	$3.00
2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated revenue(3)	69.6%	69.2%	69.5%	69.5%
General and administrative expenses as a percent of consolidated revenue(3)	8.6%	8.7%	8.9%	8.7%
Bad debt expense as a percent of consolidated revenue	2.7%	2.7%	2.6%	2.6%
Consolidated effective tax rate attributable to DaVita Inc.(1)	40.0%	40.0%	39.7%	40.0%

3. Segment Financial Results: (dollar amounts rounded to nearest million)
Dialysis and related lab services
Revenues	$1,491	$1,441	$1,378	$4,309
Direct operating expenses	1,231	1,191	1,143	3,563

Dialysis segment margin	$260	$250	$235	$746

Other – Ancillary services and strategic initiatives
Revenues	$83	$78	$69	$232
Direct operating expenses	87	81	73	243

Ancillary segment loss	$(4)	$(3)	$(4)	$(12)

Total segment margin	$256	$247	$231	$734
Reconciling items:
Stock-based compensation	(11)	(11)	(11)	(34)
Equity investment income	1	—	1	1

Consolidated operating income	$245	$236	$222	$702

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2009
	September 30, 2009	June 30, 2009	September 30, 2008
4. Segment Business Metrics:
Dialysis and related lab services:
Volume
Treatments	4,339,195	4,228,179	4,091,099	12,649,812
Number of treatment days	79.0	78.0	79.0	233.5
Treatments per day	54,927	54,207	51,786	54,175
Per day year over year increase	6.1%	5.2%	5.1%	5.4%
Non-acquired growth year over year	5.2%	4.5%	3.8%	4.5%

Revenue
Dialysis and related lab services revenue per treatment	$343.14	$340.35	$336.42	$340.14
Per treatment increase from previous quarter	0.8%	1.1%	0.1%	—
Per treatment increase from previous year	2.0%	1.3%	0.9%	1.9%
Percent of consolidated revenue	94.7%	94.9%	95.2%	94.9%

Expenses
Patient care costs
Percent of segment revenue	69.0%	68.6%	69.0%	68.8%
Per treatment	$237.21	$233.93	$232.50	$234.40
Per treatment increase from previous quarter	1.4%	0.9%	0.7%	—
Per treatment increase from previous year	2.0%	1.3%	3.9%	1.9%

General and administrative expenses
Percent of segment revenue	7.1%	7.4%	7.4%	7.3%
Per treatment	$24.39	$25.14	$24.88	$24.90
Per treatment decrease from previous quarter	(3.0%)	(0.2%)	—	—
Per treatment (decrease) increase from previous year	(2.0%)	1.1%	(1.5%)	1.6%

5. Cash Flow
Operating cash flow	$167.5	$212.4	$160.2	$514.1
Operating cash flow last twelve months	$712.7	$705.4	$651.3
Free cash flow(1)	$125.5	$173.6	$119.0	$388.5
Free cash flow, last twelve months(1)	$533.3	$526.8	$490.6
Capital expenditures:
Development and relocations	$42.4	$42.5	$51.6	$127.0
Routine maintenance/IT other	$25.0	$22.5	$27.2	$78.7
Acquisition expenditures	$20.7	$3.5	$30.4	$64.0

6. Accounts Receivable
Net receivables	$1,143	$1,128	$1,057
DSO	70	70	70

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2009
	September 30, 2009	June 30, 2009	September 30, 2008
7. Debt and Capital Structure
Total debt(2)	$3,654	$3,669	$3,704
Net debt, net of cash(2)	$3,072	$3,124	$3,316
Leverage ratio (see Note 1 on page 9)	2.57x	2.66x	2.98x
Overall effective weighted average interest rate during the quarter	4.79%	4.92%	5.66%
Overall effective weighted average interest rate at end of the quarter	4.76%	4.87%	6.09%
Effective weighted average interest rate on the Senior Secured Credit Facilities at end of the quarter	2.81%	3.02%	5.39%
Economically fixed interest rates as a percentage of our total debt	61%	64%	70%
Share repurchases	$62.4	$—	$—	$94.4

8. Clinical (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2	95%	95%	94%
90 day patients with Hb>=10 <=13	88%	88%	87%
Patients with arteriovenous fistulas placed	64%	63%	61%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	This is a non-GAAP financial measure. It excludes $2.9 million, for the quarter ended September 30, 2009, the unamortized balance of a debt premium associated with our senior notes that is not actually outstanding debt principal.
(3)	Consolidated percentages of revenue and per treatment amounts are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, as well as stock-based compensation expenses.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended September 30, 2009
Net income attributable to DaVita Inc.	$411,325
Income taxes	269,103
Debt expense	196,749
Depreciation and amortization	228,365
Noncontrolling interests and equity investment income, net	51,389
Other	13,797
Stock-based compensation expense	45,108

“Consolidated EBITDA”	$1,215,836

September 30, 2009
Total debt, excluding debt premium of $2.9 million	$3,653,622
Letters of credit issued	47,894

3,701,516
Less: cash and cash equivalents	(581,680)

Consolidated net debt	$3,119,836

Last twelve months “Consolidated EBITDA”	$1,215,836

Leverage ratio	2.57x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 4.25 to 1.0 as of September 30, 2009. At that date the Company’s leverage ratio did not exceed 4.25 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances a user’s understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is more meaningful to a user to fully understand the related income tax effects on DaVita Inc. operating results. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to the effective income tax rate.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Nine months ended September 30, 2009
	September 30, 2009	June 30, 2009	September 30, 2008
Income before income taxes	$200,465	$190,139	$169,748	$563,661

Income tax expense	$74,195	$70,507	$62,010	$209,485

Effective income tax rate	37.0%	37.1%	36.5%	37.2%

	Three months ended			Nine months ended September 30, 2009
	September 30, 2009	June 30, 2009	September 30, 2008
Income before income taxes	$200,465	$190,139	$169,748	$563,661
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(15,585)	(13,913)	(13,888)	(41,654)

Income before income taxes attributable to DaVita Inc.	$184,880	$176,226	$155,860	$522,007

Income tax expense	$74,195	$70,507	$62,010	$209,485
Less income tax attributable to noncontrolling interests	(245)	(100)	(60)	(438)

Income tax attributable to DaVita Inc.	$73,950	$70,407	$61,950	$209,047

Effective income tax rate attributable to DaVita Inc.	40.0%	40.0%	39.7%	40.0%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Free cash flow

Free cash flow represents net cash provided by operating activities less income distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding income distributions to noncontrolling interests also provides a user with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Nine months ended September 30, 2009
	September 30, 2009	June 30, 2009	September 30, 2008
Cash provided by operating activities	$167,487	$212,383	$160,195	$514,119
Less: Income distributions to noncontrolling interests	(16,993)	(16,328)	(13,968)	(46,888)

Cash provided by operating activities attributable to DaVita Inc.	$150,494	$196,055	$146,227	$467,231
Less: Expenditures for routine maintenance and information technology	(25,040)	(22,502)	(27,217)	(78,697)

Free cash flow	$125,454	$173,553	$119,010	$388,534

	Rolling 12-Month Period
	September 30, 2009	June 30, 2009	September 30, 2008
Cash provided by operating activities	$712,668	$705,376	$651,291
Less: Income distributions to noncontrolling interests	(61,267)	(58,242)	(56,204)

Cash provided by operating activities attributable to DaVita Inc.	$651,401	$647,134	$595,087
Less: Expenditures for routine maintenance and information technology	(118,109)	(120,286)	(104,509)

Free cash flow.	$533,292	$526,848	$490,578